[LOGO]b
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BREAKWATER RESOURCES LTD.
95 WELLINGTON STREET WEST, SUITE 950
TORONTO, ONT., M5J 2N7
                                                             Tel: (416) 363-4798
                                                             Fax: (416) 363-1315
--------------------------------------------------------------------------------
NEWS RELEASE                                        (TSX: BWR)

               BREAKWATER REPORTS FINANCIAL AND OPERATING RESULTS

Toronto, Canada, November 8, 2005

ALL AMOUNTS ARE IN CANADIAN DOLLARS, UNLESS OTHERWISE STATED.

OVERVIEW OF THE THIRD QUARTER OF 2005

o Breakwater reported a net loss of $1.6 million in the third quarter of 2005 as a result of a $6.7 million charge against Nanisivik related to the final reclamation and closure of the mine and a fixed asset write-down. Excluding this charge, net earnings would have been $5.1 million compared with net earnings of $2.4 million in the third quarter of 2004.
o Gross sales revenue increased to $71.9 million from $66.1 million in the prior year, an increase of 9 percent.
o    Sales of concentrate fell 16 percent to 80,205 tonnes from 94,957 tonnes.
o The contribution from mining activities was $3.3 million compared with $6.6 million in the same period of the previous year. Excluding the effect of a charge related to reclamation at Nanisivik described below, the contribution from mining activities would have been $9.3 million in the quarter.
o The Company realized an average of US$1,296 per tonne of zinc compared with US$988 in the third quarter of 2004.
o    The realized US$/C$ exchange rate decreased to $1.2019 from $1.3127.
o Total concentrate production decreased 32 percent (76,014 tonnes compared with 111,790 tonnes) due to the closure of the Bouchard-Hebert mine in February 2005.
o Production cash costs increased in the third quarter of 2005 to US$0.39 per pound of payable zinc from US$0.30 in 2004 (see non-GAAP reconciliation below). This increase was due to the inclusion of the Myra Falls mine, increased prices for mine site consumables like fuel and steel grinding media, and higher treatment charges and freight costs. The higher costs were partially offset by higher by-product credits due to both higher levels of production and higher prices.
o Reclamation and closure activities, employee future benefits related to the Myra Falls' pension plan and reclamation security consumed $10.8 million of the Company's available cash.
o Breakwater announced a mineral resource for Concordia of 1.87 million tonnes grading 10.0 percent zinc, 5.2 percent lead and 68 grams of silver per tonne.

OVERVIEW OF THE FIRST NINE MONTHS OF 2005

o Breakwater reported net earnings of $4.9 million for the first nine months of 2005. The net earnings included an $8.8 million charge against Nanisivik related to the reclamation and closure of the mine and a fixed asset write-down. Excluding the $8.8 million charge the Company would have reported net earnings of $13.7 million compared with net earnings of $9.0 million in the same period of 2004.
o Gross sales revenue increased to $255.6 million from $178.8 million, an increase of 43 percent.
o    Sales of concentrate rose 19 percent to 306,749 tonnes from 257,048 tonnes.
o The contribution from mining activities was $17.9 million compared with $21.9 million in the previous period. Excluding the effect of a charge related to reclamation at Nanisivik described below, the contribution from mining activities would have been $26.0 million.
o Total concentrate production decreased five percent (268,055 tonnes compared with 282,495 tonnes) due, as noted above, to the closure of the Bouchard-Hebert mine.
o Production cash costs increased to US$0.39 from US$0.31 in the same period of 2004 due to the effect of higher costs as described above.

o Reclamation and closure activities, employee future benefits related to the Myra Falls' pension plan and reclamation security consumed $29.4 million of the Company's free cash, $19.9 million directly for reclamation and closure work at Nanisivik, Myra Falls and Bouchard-Hebert, $1.7 million for employee future benefits and $7.7 million to fund security requirements with the Provinces of Quebec, New Brunswick and British Columbia.

Production at Myra Falls continues to be below expectations. The Company has addressed this situation by changing and strengthening senior mine management, establishing a strong focus on the near and long-term mine planning and accelerating identified metallurgical opportunities, in particular the installation of a lead circuit.

Mining at Bougrine ceased in August 2005 and the final concentrate was produced in September; all concentrate was shipped by the end of October. The bulk of the final sales of concentrate from Bougrine will be reflected in the fourth quarter with a small amount being reflected in the first quarter of 2006. Reclamation of the site began in the third quarter and will continue through 2006.

At Nanisivik, third quarter reclamation activities exceeded the forecasted costs by $3.1 million. This was attributed to volumes of waste rock and contaminated soil in excess of those identified in the Environmental Site Assessment process.

Initially, it was anticipated that the closure and reclamation activities at Nanisivik would take 14 months to complete, with the work being spread over two seasons of seven months each. Due to the late approval from the Nunavut Water Board of the reclamation plan in July 2004, much of the 2004 season was lost. Attempts have been made to make up as much time as possible, but there continues to be some limited work remaining for 2006. The work in 2006 includes removal of the remaining infrastructure, limited maintenance of the cover material consistent with the passage of time, finalization of the placement of some cover materials, removal of contaminated soils from certain targeted areas and the commencement of post-closure monitoring.

Of benefit to the Company is the continuing presence of Wolfden Resources Inc. at the Nanisivik site over the coming season and well into 2006. In return for continued access to the Nanisivik site, as well as certain other off-set agreements that were reached with Wolfden, including the transfer of some pieces of redundant equipment to them, the work remaining for 2006 will be carried out at or near no additional cash cost to the Company.

Commencing in 2007 and proceeding for a period of at least five years there will be a need to carry out geotechnical and environmental monitoring of the site to ensure the integrity of the reclamation activities is maintained.

OUTLOOK

        GENERAL

Market fundamentals for zinc continue to strengthen. Management will focus on profitable growth to capitalize on this market strength which is expected to continue beyond 2006. We intend to make the investments at our operations necessary to increase productivity, lower costs and to secure our future through prudent capital and exploration expenditures.

Breakwater will pursue the best opportunities available: exploration targets, advanced stage projects, or developed mines, wherever value can be added. Breakwater will continue to focus on productivity enhancements at its existing operations and at its corporate office to reduce its cost profile. To this end, a number of organizational changes have been made to support the new corporate objectives.

        LANGLOIS PROJECT

The Company has decided to develop the Langlois mine in Quebec. Extensive engineering, metallurgical testing, mine re-design work and exploration have been carried out in support of a revised mine plan. Given the existing infrastructure and the work completed to date, which includes shaft infrastructure upgrades, new ore passes and development work, the mine is ready for the drift development work to bring the mine into production. It is expected this work will take 15 months with full commercial production by mid-2007. Current proven and probable mineral reserves at Langlois total 3.2 million tonnes grading 10.8% zinc, 0.82% copper and 52 g/t silver. Assuming an estimated average annual production of 54,000 tonnes of zinc contained in 98,000 tonnes of concentrate Langlois has a seven year mine life. Measured and indicated mineral resources, which include proven and probable mineral reserves total 5.0 million tonnes grading 11.2% zinc, 0.79% copper and 54 g/t silver. The deposit has significant opportunities for increased reserves, especially in zone 97 which remains open at depth and to the east. Additionally, Breakwater intends to commence an extensive surface exploration program around the Langlois mine.

Breakwater is excited by the prospect of developing the Langlois mine in a very strong zinc market. We believe that the zinc price will continue to show strength in the coming years given the shortage of new mines and the continued demand growth, driven primarily by China. We believe that Langlois is one of the top zinc development projects with very low risk. It has been well defined through drilling, well engineered and is located in one of the best political jurisdictions for a mining project in the world. Additionally, given the existing infrastructure, Langlois should be producing ore within 15 months, well ahead of other, greenfield development projects.

        MYRA FALLS

        The Company is continuing to review its near-term and long-term plans for the Myra Falls operation. The goal is to stabilize the current operations by maintaining a steady flow of ore to the mill and to ensure that the mill is maximizing recoveries of all economic metals. The long-term goal is to define orebodies lying adjacent to and west of the current mining areas. The Company is committed to an aggressive exploration program that will fully test the potential of the Myra Falls area, which is believed to be excellent. Work towards this long-term goal has commenced with the Lynx Ramp and the drive towards the Marshall zone to the west of the Battle-Gap area.

        EXPLORATION

MYRA FALLS - In-mine exploration continues at Myra Falls. During 2006, limited diamond drilling, primarily for geotechnical purposes, will be carried out from a ramp currently being driven from surface to 15 level of the old Lynx mine. This drilling will test the area between the old Lynx mine and the current workings at the Battle-Gap mine, an area that has received little to no past exploration. Once the ramp has connected with the Lynx mine in 2007, a more extensive drill program will be carried out.

EL TOQUI - Drilling will continue to the south and southeast of the Aserradero deposit with the goal of increasing the mineral reserves of this gold rich zone. In addition to the testing of mine-site areas, an exploration program has been developed to test regional targets for additional polymetallic deposits.

EL MOCHITO - Underground drilling continues with excellent results reported in the third quarter and a surface geophysics program has commenced with the goal of defining drill targets outside the current mining area.

BOUCHARD-HEBERT AND LANGLOIS - $1.4 million was raised in the third quarter, from the issue of flow-through shares, for exploration of the Bouchard-Hebert and Langlois properties. These programs will be focused on defining new targets for exploration drilling and testing existing ones.

STATEMENT OF OPERATIONS REVIEW

        GROSS SALES REVENUE

Gross sales revenue increased by nine percent to $71.9 million in the third quarter of 2005 from $66.1 million in the same period in 2004. This increase occurred despite a 16 percent drop in tonnes of concentrate sold. During the first nine months of 2005, gross sales revenue increased by 43 percent to $255.6 million while the tonnes of concentrate sold increased by 19 percent. The gross sales revenue was higher in 2005 than the same periods in 2004 due to higher metal prices (partially offset by a stronger Canadian dollar) and because comparatively more of the higher value copper and gold concentrates were sold (see tables below).

The sale of concentrates can fluctuate from quarter to quarter due to the Company's revenue recognition policy. Total tonnes of concentrate recorded as sold in a given period can vary due to minimum required shipping volumes, shipping schedules and the price settlement terms with our customers.


GROSS SALES REVENUE BY METAL
------------------------------------------------- ------------------------------- -----------------------------
 ($ millions)                                             THIRD QUARTER                   NINE MONTHS
------------------------------------------------- ------------------------------- -----------------------------
                                                      2005            2004            2005           2004
================================================= ============== ================ ============== ==============
Zinc (US$)                                             32.7            36.1           130.8          103.4
------------------------------------------------- -------------- ---------------- -------------- --------------
Lead (US$)                                              4.4             4.5            15.3            8.8
------------------------------------------------- -------------- ---------------- -------------- --------------
Copper (US$)                                           11.8             2.3            32.3            5.8
------------------------------------------------- -------------- ---------------- -------------- --------------
Gold (US$)                                              7.3             3.2            17.4            8.4
------------------------------------------------- -------------- ---------------- -------------- --------------
Silver (US$)                                            4.2             5.0            13.3            8.1
------------------------------------------------- -------------- ---------------- -------------- --------------
Hedge settlements & mark-to-market adjustments         (0.5)           (1.0)           (0.5)           0.2
------------------------------------------------- -------------- ---------------- -------------- --------------
   TOTAL GROSS SALES REVENUE (US$)                     59.9            50.1           208.6          134.7
------------------------------------------------- -------------- ---------------- -------------- --------------
Realized exchange rate                               1.2019          1.3127          1.2254         1.3278
------------------------------------------------- -------------- ---------------- -------------- --------------
   TOTAL GROSS SALES REVENUE (C$)                      71.9            66.1           255.6          178.8
------------------------------------------------- -------------- ---------------- -------------- --------------


SALES BY CONCENTRATE
------------------------------------------------- ------------------------------- -----------------------------
                                                          THIRD QUARTER                   NINE MONTHS
------------------------------------------------- ------------------------------- -----------------------------
                                                       2005            2004            2005           2004
------------------------------------------------- -------------- ---------------- -------------- --------------
Zinc - tonnes                                        57,130          81,601         234,317        225,976
------------------------------------------------- -------------- ---------------- -------------- --------------
Lead - tonnes                                         8,741           7,556          26,875         16,258
------------------------------------------------- -------------- ---------------- -------------- --------------
Copper - tonnes                                      14,325           5,800          45,533         14,814
------------------------------------------------- -------------- ---------------- -------------- --------------
Gold - tonnes                                             9               0              24              0
------------------------------------------------- -------------- ---------------- -------------- --------------
   TOTAL TONNES SOLD                                 80,205          94,957         306,749        257,048
------------------------------------------------- -------------- ---------------- -------------- --------------


SALES BY PAYABLE METAL
------------------------------------------------- ------------------------------- -----------------------------
                                                          THIRD QUARTER                   NINE MONTHS
------------------------------------------------- ------------------------------- -----------------------------
                                                       2005            2004            2005           2004
------------------------------------------------- -------------- ---------------- -------------- --------------
Zinc - tonnes                                        25,258          36,523         103,530        101,775
------------------------------------------------- -------------- ---------------- -------------- --------------
Lead - tonnes                                         5,029           4,804          16,148          9,904
------------------------------------------------- -------------- ---------------- -------------- --------------
Copper - tonnes                                       3,179             823           9,461          2,090
------------------------------------------------- -------------- ---------------- -------------- --------------
Gold - ounces                                        16,494           7,481          39,615         20,738
------------------------------------------------- -------------- ---------------- -------------- --------------
Silver - ounces                                     583,219         729,050       1,884,993      1,294,401
------------------------------------------------- -------------- ---------------- -------------- --------------


REALIZED PRICES & EXCHANGE RATE
------------------------------------------------- ------------------------------- -----------------------------
                                                          THIRD QUARTER                   NINE MONTHS
------------------------------------------------- ------------------------------- -----------------------------
                                                       2005            2004            2005           2004
------------------------------------------------- -------------- ---------------- -------------- --------------
Zinc (US$/tonne)                                      1,296             988           1,264          1,018
------------------------------------------------- -------------- ---------------- -------------- --------------
Lead (US$/tonne)                                        880             931             949            889
------------------------------------------------- -------------- ---------------- -------------- --------------
Copper (US$/tonne)                                    3,705           2,851           3,420          2,724
------------------------------------------------- -------------- ---------------- -------------- --------------
Gold (US$/ounce)                                        442             392             435            400
------------------------------------------------- -------------- ---------------- -------------- --------------
Silver (US$/ounce)                                     7.12            6.98            7.06           6.24
------------------------------------------------- -------------- ---------------- -------------- --------------
Exchange rate (US$/C$) yearly average                1.2019          1.3127          1.2254         1.3278
------------------------------------------------- -------------- ---------------- -------------- --------------


AVERAGE LME METAL PRICES
------------------------------------------------- ------------------------------- -----------------------------
                                                          THIRD QUARTER                   NINE MONTHS
------------------------------------------------- ------------------------------- -----------------------------
                                                       2005            2004            2005           2004
------------------------------------------------- -------------- ---------------- -------------- --------------
Zinc (US$/tonne)                                      1,297             980           1,295          1,026
------------------------------------------------- -------------- ---------------- -------------- --------------
Lead (US$/tonne)                                        890             931             952            862
------------------------------------------------- -------------- ---------------- -------------- --------------
Copper (US$/tonne)                                    3,755           2,848           3,470          2,788
------------------------------------------------- -------------- ---------------- -------------- --------------
Gold (US$/ounce)                                        439             401             432            401
------------------------------------------------- -------------- ---------------- -------------- --------------
Silver (US$/ounce)                                     7.07            6.45            7.07           6.45
------------------------------------------------- -------------- ---------------- -------------- --------------
Exchange rate (US$/C$) yearly average                1.2017          1.3074          1.2238         1.3281
------------------------------------------------- -------------- ---------------- -------------- --------------

The Company periodically hedges against fluctuations in metal prices with the use of financial instruments (forward sales and options). Outstanding positions are marked to market at the end of each period. The table below details the hedging activity in 2005 to September 30, 2005.

-------------- ----------------- -------------------- ---------------- --------------- ----------------------
METAL          POSITION                     QUANTITY     STRIKE PRICE     STRIKE DATE                PREMIUM
-------------- ----------------- -------------------- ---------------- --------------- ----------------------

-------------- ----------------- -------------------- ---------------- --------------- ----------------------
Gold           Call                    25,000 ounces           US$455        Dec 2006           $1.1 million
-------------- ----------------- -------------------- ---------------- --------------- ----------------------
Silver         Call                 1,050,000 ounces          US$7.50    Jan-Jun 2006           $0.5 million
-------------- ----------------- -------------------- ---------------- --------------- ----------------------
Gold           Forward Buy              2,520 ounces           US$459        Oct 2005           $0.0 million
-------------- ----------------- -------------------- ---------------- --------------- ----------------------

The premiums on call options of $1.6 million received in the quarter were offset by a non-cash marked-to-market adjustment of $2.2 million at the end of the quarter.

        NET REVENUE

Net revenue (gross sales revenue less treatment charges, freight and marketing costs) increased by 14 percent to $48.9 million in the third quarter from $42.9 million in the same period in 2004 despite the decrease in concentrate sold, noted above. Improved metal prices, partially offset by higher unit treatment charges and higher freight costs, generated the higher net revenue. Treatment charges (the amount paid to smelters for refining concentrates to produce metal), shipping and marketing costs increased 17 percent to $287 per tonne of concentrate from $245 due to price escalators, built into our contracts with smelters, that are triggered by higher metal prices. Additionally, copper treatment charges and freight costs were both higher.

In the first nine months of 2005 net revenue increased by 44 percent to $167.9 million from $116.9 million in the same period of 2004. This increase in net revenue was due to selling 19 percent more concentrate and higher metal prices. These positive influences were partially offset by higher unit treatment charges and freight costs. Treatment charges, shipping and marketing costs increased to $286 per tonne of concentrate from $241 due to the same effects as in the quarter.

        DIRECT OPERATING COSTS

Operating costs were $33.4 million for the third quarter of 2005 compared with $28.1 million in the same period of 2004, with the average unit operating cost increasing 41 percent to $416 per tonne of concentrate sold from $296. For the nine months ended September 30, 2005, operating costs were $119.8 million compared with $73.4 million for the first nine months of 2004, with the average unit operating cost increasing 36 percent to $390 per tonne of concentrate sold compared with $286 in the prior period. The average operating cost was higher in 2005 due to the inclusion of Myra Falls, an increase in the prices of mine site consumables and proportionally more copper concentrate was sold in 2005 which has a higher allocated production cost.


DIRECT OPERATING COSTS
---------------------------------------------------------- ------------------------- ------------------------
 ($ millions)                                                   THIRD QUARTER              NINE MONTHS
---------------------------------------------------------- ------------------------- ------------------------
                                                               2005         2004        2005        2004
========================================================== ============= =========== =========== ============
Myra Falls*                                                    20.9          2.7        56.7         2.7
---------------------------------------------------------- ------------- ----------- ----------- ------------
El Mochito                                                      6.4         11.2        23.7        23.2
---------------------------------------------------------- ------------- ----------- ----------- ------------
El Toqui                                                        3.8          4.1        16.2         9.2
---------------------------------------------------------- ------------- ----------- ----------- ------------
Bougrine                                                        2.3          3.1        12.9        14.1
---------------------------------------------------------- ------------- ----------- ----------- ------------
Bouchard-Hebert                                                 0.0          7.0        10.3        24.2
---------------------------------------------------------- ------------- ----------- ----------- ------------
Other Properties                                                0.0          0.0         0.0         0.0
---------------------------------------------------------- ------------- ----------- ----------- ------------
TOTAL                                                          33.4         28.1       119.8        73.4
---------------------------------------------------------- ------------- ----------- ----------- ------------
*Acquired July 23, 2004.

        RECLAMATION AND CLOSURE COSTS

With the reclamation work nearing completion at the Nanisivik mine an adjustment of $6.0 million to the expected final total reclamation costs was made in the third quarter. This adjustment relates to greater than anticipated volumes of waste rock and contaminated soil, which were not identified in the environmental site assessment and an additional accrual to reclaim the fuel tank farm.

        OTHER EXPENSES (INCOME)

Other expenses were $2.4 million in the third quarter of 2005 compared with $2.8 million for the same period in 2004. For the nine months ended September 2005, other expenses were $5.3 million compared with $9.0 million in the same period of 2004.


OTHER EXPENSES (INCOME)
---------------------------------------------------------- ------------------------- -----------------------
 ($ millions)                                                   THIRD QUARTER             NINE MONTHS
---------------------------------------------------------- ------------------------- -----------------------
                                                                2005        2004        2005        2004
========================================================== ============= =========== =========== ===========
General and administrative                                       1.9         2.3         5.9         6.9
---------------------------------------------------------- ------------- ----------- ----------- -----------
Stock-based compensation                                         0.2        (0.2)        0.6         0.6
---------------------------------------------------------- ------------- ----------- ----------- -----------
Interest and financing                                           0.3         0.1         0.8         0.3
---------------------------------------------------------- ------------- ----------- ----------- -----------
Investment and other income                                     (0.9)       (0.2)       (2.8)       (0.5)
---------------------------------------------------------- ------------- ----------- ----------- -----------
Loss on Gold Loan                                                0.9         0.0         0.9         0.0
---------------------------------------------------------- ------------- ----------- ----------- -----------
Foreign exchange (gain) loss on US dollar denominated debt      (0.3)        0.0        (0.5)        0.4
---------------------------------------------------------- ------------- ----------- ----------- -----------
Foreign exchange loss, other                                     0.3         0.8         0.4         1.3
---------------------------------------------------------- ------------- ----------- ----------- -----------
TOTAL OTHER EXPENSES                                             2.4         2.8         5.3         9.0
---------------------------------------------------------- ------------- ----------- ----------- -----------

        GENERAL AND ADMINISTRATIVE

General and administrative expenses were $1.9 million for the third quarter of 2005 compared with $2.3 million in 2004 and $5.9 million for the first nine months of 2005 compared with $6.9 million in 2004. The main reasons for the $1.0 million decrease in the nine months of 2005 were lower capital taxes ($0.6 million) and a lower accrual for the Company's incentive plan ($0.6 million) partially offset by higher audit and legal fees and costs related to the ongoing activities to make the Company compliant with Sarbanes Oxley ($0.2 million).

        STOCK-BASED COMPENSATION

Stock-based compensation reflects the non-cash cost of issuing employee stock-based compensation. For the first nine months of 2005 the cost was $0.6 million, unchanged from the same period of 2004.

        INTEREST AND FINANCING

Interest and financing costs were $0.2 million higher in the third quarter of 2005 and $0.5 million higher in the first nine months compared with the same periods in 2004. The increase was related to interest expenses: on the royalty obligation related to the Red Mile transaction; on the concentrate prepayment that the Company entered into in the second quarter of 2005; on the gold loan the Company entered into in the third quarter of 2005; and on the amortization of a portion of the fees related to the concentrate prepayment and the gold loan.

        INVESTMENT AND OTHER INCOME

Investment and other income increased by $0.7 million in the third quarter of 2005 from $0.2 million in the third quarter of 2004. Similarly investment and other income was $2.3 million higher in the first nine months of 2005 compared with 2004. These increases occurred because of interest income accrued on the promissory note related to the Red Mile transaction that the Company entered into in December 2004 (see note 9 to the 2004 Consolidated Financial Statements) and as a result of the disposition of the Yukon Zinc Corp. shares in the first and second quarters of 2005. Breakwater had reflected the shares of Yukon Zinc in short-term investments at the end of 2004. The Company no longer holds a position in Yukon Zinc.

        LOSS ON GOLD LOAN

The Company recorded a non-cash charge of $0.9 million related to the marking to market of the gold loan. This change will be revised each quarter to reflect the spot price of gold at that time. The charge will be reversed as the gold is repaid from our gold production.

        FOREIGN EXCHANGE LOSS (GAIN) ON US DOLLAR DENOMINATED DEBT

Breakwater realized a foreign exchange gain on US dollar denominated debt of $0.3 million in the third quarter and $0.5 million in the first nine months of 2005 related to the concentrate prepayment transaction entered into in May. In January 2004, the Company recorded a loss of $0.4 million before the bank credit facility was fully repaid.

        FOREIGN EXCHANGE LOSS, OTHER

Other foreign exchange losses represent the unrealized losses that the Company incurred on its non-Canadian dollar bank balances.

        WRITE-DOWN OF MINERAL PROPERTIES AND FIXED ASSETS

The book value of certain fixed assets at Nanisivik was written-down by $0.7 million. The equipment that remains at the site for use in the final reclamation activities next year may be abandoned if it is uneconomic to remove. Accordingly, the write-down noted above properly reflects the fair values of this equipment. The balance of the equipment was shipped out for sale or transfer to other Company sites in October 2005.

        OTHER NON-PRODUCING PROPERTY COSTS

Other non-producing property costs, which include care and maintenance costs and holding costs for the Caribou, Langlois, Bouchard-Hebert and Nanisivik properties, were $1.8 million in the third quarter of 2005 compared with $1.1 million in the third quarter of 2004. For the first nine months of 2005 the holding costs doubled to $7.2 from $3.6 million in 2004. The increases in the 2005 periods were due to the closure of the Bouchard-Hebert mine in February 2005 and higher than expected holding costs at the Nanisivik mine.

        CASH PROVIDED FROM OPERATING ACTIVITIES (BEFORE CHANGES IN NON-CASH WORKING CAPITAL ITEMS)

Cash provided from operating activities, before changes in non-cash working capital items, decreased by $3.7 million in the third quarter of 2005 to $1.6 million. For the first nine months of 2005, the cash provided from operating activities before changes in non-cash working capital items decreased by $11.4 million to $15.7 million. The reason for the decreases in both periods of 2005 was the significantly higher reclamation and closure costs related to the ongoing reclamation of the Nanisivik mine, the commencement of the reclamation and closure of Bouchard-Hebert and Bougrine in 2005 and the ongoing tailings seismic upgrade work at Myra Falls.


CASH PROVIDED FROM OPERATING ACTIVITIES (BEFORE CHANGES IN NON-CASH WORKING CAPITAL ITEMS)
---------------------------------------------------------- ------------------------- -----------------------

($ millions)                                                    THIRD QUARTER             NINE MONTHS
---------------------------------------------------------- ------------------------- -----------------------
                                                               2005         2004        2005        2004
========================================================== ============ ============ ========== ============
CONTRIBUTION FROM MINING ACTIVITIES                             3.3          6.6        17.9        21.9
---------------------------------------------------------- ------------ ------------ ---------- ------------
Other expenses                                                  2.4          2.8         5.3         9.0
---------------------------------------------------------- ------------ ------------ ---------- ------------
Exploration costs                                               0.3          0.0         0.3         0.0
---------------------------------------------------------- ------------ ------------ ---------- ------------
Write-down of mineral properties and fixed assets               0.7          0.0         0.7         0.0
---------------------------------------------------------- ------------ ------------ ---------- ------------
Other non-producing property income costs                       1.8          1.1         7.3         3.6
---------------------------------------------------------- ------------ ------------ ---------- ------------
Income and mining taxes (recovery)                             (0.3)         0.3        (0.6)        0.3
---------------------------------------------------------- ------------ ------------ ---------- ------------
NET EARNINGS (LOSS)                                           (1.6)          2.4         4.9         9.0
---------------------------------------------------------- ------------ ------------ ---------- ------------
Payment of reclamation and closure cost accruals                9.9          5.7        19.9         6.2
---------------------------------------------------------- ------------ ------------ ---------- ------------
Payment for employee future benefits                            0.6          0.4         1.7         0.4
---------------------------------------------------------- ------------ ------------ ---------- ------------
Add back Non-cash items                                        13.7          9.0        32.4        24.6
---------------------------------------------------------- ------------ ------------ ---------- ------------
CASH PROVIDED FROM OPERATING ACTIVITIES (BEFORE CHANGES
IN NON-CASH WORKING CAPITAL ITEMS)                              1.6          5.3        15.7        27.0
---------------------------------------------------------- ------------ ------------ ---------- ------------
(see non-GAAP reconciliation below)

LIQUIDITY AND FINANCIAL POSITION REVIEW

        WORKING CAPITAL

Working capital was $27.9 million at September 30, 2005, compared with $36.6 million at the end of 2004, a reduction of $8.7 million.

Overall, current assets were lower by $12.2 million due to a reduction in the value of concentrate inventories of $17.8 million, as more concentrate was sold than produced during the year, including the sale of the final inventory at Bouchard-Hebert, and, to a lesser extent, other non-cash current assets were reduced by $6.3 million. These factors were offset by an increase in cash of $11.8 million related to the gold loan and concentrate prepayment transactions entered into in 2005. Current liabilities were slightly lower at $76.7 million compared with $80.3 million at December 31, 2004 due mainly to the reduction of accounts payable, the reduction of the current portion of reclamation and closure cost accruals related to the reclamation work done during the year, and a reduction of provisional payments for concentrate shipped and not priced as more concentrate sales were recognised. These factors were partially offset by the gold loan liability.

        RESTRICTED CASH AND RECLAMATION DEPOSITS

At September 30, 2005, the Company had a total of $10.8 million in restricted cash ($2.93 million) and reclamation deposits ($7.83 million). Of the restricted cash on deposit, $2.7 million is with the Province of Quebec and represents funds that will be returned to the Company over the next 12 months as planned reclamation at the Bouchard-Hebert mine is completed. $1.7 million of the $7.8 million of reclamation deposits are additional funds deposited with the Province of Quebec for security for future reclamation. The remaining $6.0 million is held by the Province of New Brunswick as reclamation security for the Caribou mine. These funds will be returned to the Company on the completion of the sale of Caribou to Blue Note Metals Inc.


RESTRICTED CASH AND RECLAMATION DEPOSITS
-------------------------------------- ------------------------------ ------------- ----------------------
            JURISDICTION                         LOCATION              $ MILLION           PURPOSE
-------------------------------------- ------------------------------ ------------- ----------------------
Province of Quebec                     Bouchard-Hebert & Langlois         $4.5      Reclamation Security
-------------------------------------- ------------------------------ ------------- ----------------------
Province of New Brunswick              Caribou                            $6.0      Reclamation Security
-------------------------------------- ------------------------------ ------------- ----------------------
Province of British Columbia           Myra Falls                         $0.1      Park use permit
-------------------------------------- ------------------------------ ------------- ----------------------
Dept. of Indian & Northern Affairs     Nanisivik                          $0.2      Operating Permit
-------------------------------------- ------------------------------ ------------- ----------------------
TOTAL                                                                    $10.8
-------------------------------------- ------------------------------ ------------- ----------------------

        DEBT

Total debt was $20.8 million at September 30, 2005, up from $1.7 million at the end of 2004. The Company entered into a concentrate prepayment contract (the "Prepayment Facility") with a customer in May 2005 whereby the customer advanced the Company US$5.0 million against future deliveries of zinc concentrate. The Prepayment Facility is repayable in eight equal installments every six months commencing July 1, 2005 (See note 6 to the interim consolidated financial statements).

In August 2005, the Company completed a Gold Based Pre-production Advance Facility (the "Facility"). The lender of the Facility is Natexis Banques Popularies of France. Under the terms of the Facility, the Company provided US$10,000,000 gold equivalent (sufficient gold was borrowed and then sold at the then spot gold price of $431 per ounce to provide the dollar value of the Facility). The term of the Facility will be 13 months with six principal payments commencing October 2005 and ending August 2006. The principal repayments will be in the form of gold bullion. The interest rate is at the fixed Gold Base Rate of 0.4 percent plus 2.5 percent and paid monthly in arrears in US dollars. The funds are being used to support reclamation and/or similar working capital requirements at Myra Falls and for general corporate purposes. Security for the Facility is a charge on Myra Falls' concentrate inventories and related smelter accounts receivable, an assignment of certain smelting contracts for the Myra Falls mine production, a cash collateral account, and unsecured guarantees of the Company and NVI Holdings Ltd., a wholly-owned subsidiary of Breakwater.

        RECLAMATION AND CLOSURE COST ACCRUAL

Reclamation and closure costs represent the Company's obligation for reclamation and severance costs accrued at its mine sites. At September 30, 2005, total accrued reclamation and closure costs were $54.9 million compared with $63.8 million at the December 31, 2004. Of the $54.9 million, $13.9 million is classified as current and is expected to be spent over the next 12 months at Nanisivik, Bouchard-Hebert, Bougrine and Myra Falls. The Company incurred expenditures of $19.9 million in reclamation and closure costs in the first nine months of 2005 compared with $6.2 million in the same period of 2004.

        EQUITY

At September 30, 2005, the Company had 370.5 million issued and outstanding common shares compared with 363.2 million at December 31, 2004. The increase of
7.3 million shares resulted from the issue of 3.0 million flow-through shares, the exercise of 1.5 million lender warrants and the exercise of 2.8 million stock options by employees or former employees pursuant to the employee share purchase plan.

Shareholders' equity was $146.4 million at September 30, 2005, compared with $141.4 million at December 31, 2004, an increase of $5.0 million, reflecting net earnings of $4.9 million, proceeds from equity issued of $3.2 million, a decrease in the cumulative translation adjustment of $3.2 million and an increase in the contributed surplus of $0.1 million.

        CAPITAL EXPENDITURES

Total capital expenditures were $8.7 million in the third quarter of 2005 compared with $5.7 million in the same period in 2004. For the first nine months of 2005 capital expenditures totalled $28.4 million compared with $17.2 million for the prior year's period. In the first nine months of 2005 the majority of capital expenditures were for:

   o MYRA FALLS - $12.1 million, including $6.9 million for mine development, $2.1 million for mobile equipment, $2.0 million for the surface ramp, $0.5 million for tailings work and $0.4 million for power generation;

   o EL MOCHITO - $5.9 million, including $3.5 million for tailings work, $1.0 million on mine development, $0.3 million on underground diamond drilling and the remainder on mine and mill equipment repair and replacement;

   o EL TOQUI - $5.3 million, including $1.3 million on development, $1.5 million on mine haulage trucks, $1.3 million on surface exploration and the remainder on equipment repair and replacement;

   o LANGLOIS - $4.4 million for preproduction work and the excavation of loading pockets in the shaft; and

   o    BOUCHARD-HEBERT - $0.6 million for exploration.

        FINANCIAL CAPABILITY

With existing working capital, planned metal production, current metal prices and the current US$/C$ exchange rate, the Company is positioned to carry out its operating and capital programs for the balance of 2005, as presently contemplated.

In the fourth quarter of 2005 the Company will finalize the funding requirement for the commencement of production at Langlois, will assess capital investment opportunities to further improve production and costs at existing mines, and will review exploration programs that have the potential to increase the Company's reserves and resources. If the funding requirements identified exceed the Company's working capital and expected cash flows in 2006 it may have to source additional funds to meet these requirements.

The Company's financial capability is sensitive to metal prices and the US$/C$ exchange rate (see sensitivity table in the Company's 2004 annual report).

OPERATING REVIEW

        OPERATING FINANCIAL RESULTS


OPERATING REVIEW FOR THE QUARTER ENDED SEPTEMBER 30
---------------------------- ------------------ -------------------- -------------------- -------------------
                                                   Contribution
                                                (Loss) From Mining                             Capital
                                Net Revenue        Activities(1)      Non-cash Costs(2)      Expenditures
---------------------------- ------------------ -------------------- -------------------- -------------------
($ millions)                   2005     2004      2005      2004       2005      2004       2005      2004
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Myra Falls                      23.0      2.8       0.2      (1.5)       1.9       1.6        4.4       1.1
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
El Mochito                      11.7     15.9       4.1       3.7        1.2       1.0        1.7       1.4
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
El Toqui                         8.1      6.0       3.5       1.0        0.7       0.9        1.0       1.5
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Bougrine                         6.7      4.0       2.6      (1.0)       2.0       1.9        0.0       0.2
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Bouchard-Hebert                  0.0     14.7      (0.2)      5.5        0.2       2.2       (0.1)      0.4
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Nanisivik                        0.0      0.0      (6.1)     (0.2)       6.1       0.2        0.0      (0.2)
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Langlois                         0.0      0.0       0.0       0.0        0.0       0.0        1.7       1.3
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Others                        (0.6)(3) (0.5)(3)    (0.8)     (0.9)       0.1       0.4        0.0       0.0
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------
Total                           48.9     42.9       3.3       6.6       12.2       8.2        8.7       5.7
---------------------------- --------- -------- --------- ---------- --------- ---------- --------- ---------


OPERATING REVIEW FOR THE YTD ENDED SEPTEMBER 30
----------------------------- ----------------- -------------------- -------------------- -------------------
                                                   Contribution
                                                (Loss) From Mining                             Capital
                                Net Revenue        Activities(1)      Non-cash Costs(2)      Expenditures
----------------------------- ----------------- -------------------- -------------------- -------------------
($ millions)                    2005     2004     2005      2004       2005      2004       2005      2004
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Myra Falls                       66.6      2.8      1.8       (1.5)      8.1       1.6       12.1       1.1
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
El Mochito                       41.0     35.3     13.0        9.0       4.3       3.0        5.9       4.5
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
El Toqui                         20.3     13.2      0.8        1.3       3.3       2.6        5.3       7.0
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Bougrine                         22.3     16.6      5.4       (4.0)      3.9       6.5        0.1       0.6
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Bouchard-Hebert                  18.3     48.6      6.4       18.1       1.6       6.4        0.6       1.2
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Nanisivik                         0.0      0.0     (8.4)      (0.5)      8.5       0.5        0.0      (0.2)
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Langlois                          0.0      0.0     (0.1)      (0.0)      0.1       0.1        4.4       2.5
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Others                        (0.6)(3)   0.4(3)    (1.0)      (0.5)      0.4       0.9        0.0       0.5
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------
Total                           167.9    116.9     17.9       21.9      30.2      21.6       28.4      17.2
----------------------------- --------- ------- --------- ---------- --------- ---------- --------- ---------

1)      After non-cash costs.
2)      Depreciation, depletion and reclamation costs.
3)      Hedge settlements and mark-to-market of outstanding hedge positions.

        o Myra Falls contributed $1.8 million from mining activities in the nine months ended September 30, 2005 on the sale of 99,430 tonnes of concentrate. As the Company acquired the mine in July of 2004, 2004 results are not comparable. Unit production costs at Myra Falls have been higher than expected due to lower mine production at lower head grades.
        o El Mochito's contribution from mining activities was 44 percent higher in the first nine months of 2005 at $13.0 million due to more concentrate sold in 2005 than in the same period in 2004 (81,232 tonnes versus 74,414 tonnes) and higher metal prices.
        o El Toqui contribution from mining activities in the first nine months was $0.8 million compared with $1.3 million in 2004. More concentrate was sold in 2005 than in 2004 (45,222 tonnes compared with 38,759 tonnes) and metal prices were higher, but production costs were higher in 2005 and not all of the high-value gold concentrate produced was sold in the period; a shipment of this gold concentrate is scheduled for sale in the fourth quarter.
        o Bouchard-Hebert contributed $6.4 million from mining activities on the sale of 30,815 tonnes of concentrate in the nine months of 2005 but as the mine ceased production in February this result is not comparable with the 2004 results.
        o Bougrine's contribution from mining activities improved significantly in the first nine months of 2005 to $5.4 million from a loss of $4.0 million in 2004. This improvement was the result of higher metal prices and of higher lead production due to a better lead head grade. These factors resulted in more concentrate sold (50,050 tonnes compared with 44,372 tonnes) at a lower unit cost.

PRODUCTION RESULTS

        Aggregate production of zinc in concentrate declined 35 percent in the third quarter of 2005 to 68.3 million pounds. Zinc production was lower than in the third quarter of 2004 due to lower head grades at Bougrine and depletion of reserves at Bouchard-Hebert.


TOTAL ZINC PRODUCTION
---------------------------------------- -------------------------------- ---------------------------------
 (million  pounds of zinc  contained in           THIRD QUARTER                     NINE MONTHS
concentrate)                             -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Myra Falls                                    20.3            20.9             82.7             20.9
---------------------------------------- --------------- ---------------- ---------------- ----------------
El Mochito                                    23.4            23.4             69.6             67.0
---------------------------------------- --------------- ---------------- ---------------- ----------------
El Toqui                                      15.1            15.4             45.3             46.1
---------------------------------------- --------------- ---------------- ---------------- ----------------
Bougrine                                       9.5            15.9             35.0             47.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
Bouchard-Hebert                                  -            29.5             13.9             97.0
---------------------------------------- --------------- ---------------- ---------------- ----------------
 Total zinc production                        68.3           105.1            246.5            278.4
---------------------------------------- --------------- ---------------- ---------------- ----------------

        Total tonnes milled were 29 percent lower in the third quarter of 2005 than the same period in 2004 reflecting the closure of Bouchard-Hebert in February 2005 and reduced production from Bougrine as its reserves were depleted. As well, the consolidated average zinc head grade decreased to 6.3 percent from 6.7 percent due to lower grades at Bougrine, El Toqui and El Mochito. These factors led to a decrease in zinc concentrate production of 34 percent in the third quarter of 2005.

        Copper concentrate production decreased 63 percent to 6,091 tonnes in the third quarter of 2005, again reflecting the closure of Bouchard-Hebert. The decrease in copper concentrate production was also due to reduced copper production at Myra Falls due to lower head grades and recoveries.

        Lead concentrate production increased 92 percent to 9,442 tonnes in the third quarter of 2005 due to higher lead grades at Bougrine and El Mochito.

        Gold production in concentrate decreased 18 percent to 17,822 ounces due to the closure of Bouchard-Hebert. This was partially offset by higher gold production from the Aserradero zone at El Toqui.


PRODUCTION STATISTICS - ALL MINES
---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Ore Milled (tonnes)                             568,074          803,921        1,927,616        2,020,187
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (%)                                         6.3              6.7              6.6              7.0
---------------------------------------- --------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                 59,074           88,984          212,112          235,680
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                6,091           16,280           27,951           28,180
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (tonnes)                                  9,442            4,916           24,961           15,160
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (tonnes)                                  1,407            1,610            3,031            3,475
---------------------------------------- --------------- ---------------- ---------------- ----------------
Metal in Concentrates
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                 30,983           47,669          111,786          126,279
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                1,433            3,365            6,412            5,169
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (tonnes)                                  6,202            3,287           16,617           10,142
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (ounces)                              695,149          731,974        2,301,906        1,801,909
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (ounces)                                 17,822           21,863           58,472           37,171
---------------------------------------- --------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per tonne milled (US$)                         43.49            37.25            45.54            33.14
---------------------------------------- --------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                      0.39             0.30             0.39             0.31
---------------------------------------- --------------- ---------------- ---------------- ----------------

MYRA FALLS

        Milled tonnage increased slightly during the third quarter of 2005 compared with the same period in 2004. Breakwater acquired the Myra Falls operation on July 23, 2004. As a result, comparative information is not for a full quarter. Production was hindered during the third quarter of 2005 due to mechanical problems with the longhole drilling equipment. These problems have been resolved and production will return to normal levels during the fourth quarter. Production of zinc in concentrate decreased during the third quarter of 2005 compared with the same period in 2004 due to slightly lower zinc grades and lower zinc recovery. Production of gold in concentrate was lower during the third quarter of 2005 compared with the same period in 2004 due to the production of less copper concentrate at a lower gold grade; recent metallurgical improvements have been made in the recovery of gold in the gravity circuit, resulting in less gold reporting to the copper concentrate.

MYRA FALLS PRODUCTION STATISTICS

---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Ore Milled (tonnes)                             187,511          184,483          685,694          184,483
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (%)                                         5.8              5.9              6.3              5.9
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (%)                                       1.2              1.6              1.3              1.6
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (g/t)                                      48               54               52               54
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (g/t)                                       1.8              1.8              1.8              1.8
---------------------------------------- --------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                 17,241           17,404           70,145           17,404
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                              85.4             86.4             86.8             86.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (%)                                 53.5             54.4             53.5             54.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                6,091            9,236           24,923            9,236
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                              63.2             77.7             69.0             77.7
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (%)                                 23.5             24.7             23.8             24.7
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (tonnes)                                   6.90             1.75            24.80             1.75
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                              17.1              6.4             19.5              6.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (g/t)                              8,010           11,020            9,480           11,020
---------------------------------------- --------------- ---------------- ---------------- ----------------

---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Metal in Concentrates
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                  9,228            9,468           37,493            9,468
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                1,433            2,279            5,942            2,279
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (ounces)                              177,751          233,399          878,502          233,399
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (ounces)                                  5,278            6,068           23,490            6,068
---------------------------------------- --------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per tonne milled (C$)                          87.46            80.71            76.76            81.86
---------------------------------------- --------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                      0.63             0.40             0.49             0.40
---------------------------------------- --------------- ---------------- ---------------- ----------------

        MYRA FALLS OUTLOOK

        Work continues on mine planning and improving materials handling as well as on metallurgical improvements in the mill. Test work on developing a lead concentrate of marketable quality, with the ultimate goal of reducing the quantity of lead and zinc reporting to the copper concentrate, is ongoing. A new lead flash flotation test cell has been ordered and will be installed in the grinding circuit during the fourth quarter and test work with this new unit will commence in the first quarter of 2006. Should this test work provide positive results the quality of the copper concentrate is expected to improve through the reduction of lead and zinc, which are penalty minerals, and through an improvement in the copper concentrate recovery and grade. As well, a shaking table will be installed in the gold circuit during the fourth quarter which should improve gold recoveries and allow for the production of gold dore, thereby eliminating the need to process that portion of the gold production through high-cost smelting.

        Underground exploration work consisting of drift development and diamond drilling continued during the quarter. Diamond drilling is now concentrating on three prospective areas: the Marshall zone to the northwest; the Extension zone to the west of the Battle-Gap mine; and the 43 Block to the east of the HW mine.

        The Company is continuing to review its near-term and long-term plans for the Myra Falls operation. The goal is to stabilize the current operations by maintaining a steady flow of ore to the mill and to ensure that the mill is maximizing recoveries of all economic metals. The long-term goal is to define orebodies lying adjacent to and west of the current mining areas. The Company is committed to an aggressive exploration program that will fully test the potential of the Myra Falls area, which is believed to be excellent. Work towards this long-term goal has commenced with the Lynx Ramp and the drive towards the Marshall zone to the west of the Battle-Gap area.

EL MOCHITO

Production of zinc in concentrate remained about the same as in the third quarter of 2004 due to higher mine production, lower zinc head grades and lower zinc recovery. Production of lead in concentrate increased by 47 percent in the third quarter of 2005 due to an increase in the tonnes milled and, both higher lead grades and higher lead recovery. Silver production increased in the third quarter of 2005 due to increased mine production and higher silver head grades.


EL MOCHITO PRODUCTION STATISTICS
---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Ore Milled (tonnes)                             183,188          164,491          514,593          479,457
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (%)                                         6.4              7.0              6.7              6.9
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (%)                                         1.9              1.5              1.9              1.7
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (g/t)                                      94               72               88               84
---------------------------------------- --------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                 20,134           20,107           60,154           57,569
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Recovery (%)                                    91.1             92.1             91.6             91.6
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Grade (%)                                       52.7             52.7             52.5             52.8
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (tonnes)                                  4,192            2,879           11,588            9,718
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Recovery (%)                                    81.1             77.5             81.2             80.5
---------------------------------------- --------------- ---------------- ---------------- ----------------

---------------------------------------- --------------- ---------------- ---------------- ----------------
   Grade (%)                                       67.8             67.1             68.3             67.5
---------------------------------------- --------------- ---------------- ---------------- ----------------
Metal in Concentrates
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                 10,601           10,601           31,551           30,379
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (tonnes)                                  2,841            1,933            7,909            6,558
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (ounces)                              483,666          335,043        1,277,380        1,153,600
---------------------------------------- --------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per tonne milled (US$)                         31.61            32.16            32.29            32.41
---------------------------------------- --------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                      0.32             0.32             0.34             0.31
---------------------------------------- --------------- ---------------- ---------------- ----------------

El Mochito Outlook

The Company continues to explore, develop and delineate new mineral resources and reserves along extensions of the productive Salva Vida and Santo Nino trends. The projected intersection of these trends is the key exploration focus at El Mochito, as major orebodies are typically found at structural intersections in favourable ground.

Surface geological exploration began during the second quarter on several target areas. During the third quarter, broad element spectrum geochemical surveys were carried out over zones previously surveyed in the 1960s and 1970s by Rosario and Asarco to validate these older surveys. During the fourth quarter, NSAMT geophysical surveys will be carried out over promising zones adjacent to mine workings, as well as target anomalies identified in previous campaigns.

During the quarter, construction continued on the new Soledad tailings storage facility. Work will continue on this facility until the second quarter 2006 when Pozo Azul, the current tailings impoundment facility, will be phased out and reclaimed.

EL TOQUI

The milled tonnage at El Toqui increased eight percent in the third quarter of 2005 reflecting the changes made to the grinding circuit in the mill in mid-2004. Despite the increase in mill throughput zinc grades were lower resulting in a one percent decrease in zinc contained in concentrate. The lower zinc grades were due to remnant areas being mined in the Mina Rosa and Mallin-Monica zones with an unexpectedly lower zinc grade and development delays in the Estatuas deposit due to the complex geology of the deposit. We are now through these zones and the head grades have returned to normal levels. Gold head grades were six percent higher during the third quarter of 2005; the higher head grade, combined with the increased production, resulted in higher gold production than previous periods.


EL TOQUI PRODUCTION STATISTICS
---------------------------------------- --------------------------------- ---------------------------------
                                                  THIRD QUARTER                      NINE MONTHS
                                         --------------------------------- ---------------------------------
                                              2005             2004             2005             2004
======================================== ================ ================ ================ ================
Ore Milled (tonnes)                              134,174          124,285          391,573          350,607
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Zinc (%)                                          5.7              6.2              5.8              6.5
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Gold (g/t)                                        3.3              3.1              3.0              1.9
---------------------------------------- ---------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                  13,761           13,946           41,102           41,335
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Recovery (%)                                     90.4             90.2             90.3             91.4
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Grade (%)                                        49.7             50.0             50.0             50.6
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Gold (tonnes)                                   1,400            1,608            3,006            3,473
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Recovery (%)                                     55.6             61.5             52.0             54.3
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Grade (g/t)                                     199.7            148.3            236.5            103.0
---------------------------------------- ---------------- ---------------- ---------------- ----------------
Metal in Concentrates
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                   6,865            6,968           20,561           20,895
---------------------------------------- ---------------- ---------------- ---------------- ----------------

---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Gold (ounces)                                  12,544           10,288           32,338           16,788
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Silver (ounces)                                33,732           61,906          106,011          170,335
---------------------------------------- ---------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Per tonne milled (US$)                          33.28            27.35            33.55            28.89
---------------------------------------- ---------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- ---------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                       0.28             0.19             0.34             0.33
---------------------------------------- ---------------- ---------------- ---------------- ----------------

El Toqui Outlook

During 2005, while mining the Estatuas deposit, it was discovered that this deposit is highly faulted and more difficult to mine than originally planned. Additional infill drilling was carried out earlier in 2005 to better understand the degree and nature of the faulting. While we believe Estatuas can be mined economically, short-term problems could occur which may result in lower than expected tonnages or higher operating costs.

The Company is in the process of developing exploration plans designed to expand the Aserradero deposit to the south and southeast. Work will also continue at Concordia to develop a feasibility study by the end of the second quarter of 2006. The Concordia deposit is located close to the existing mill infrastructure, is relatively shallow allowing for inexpensive ramp access and hosts zinc grades that are 40 percent higher than the current reserves with significant lead and silver content (please see news release issued September 16, 2005).

We are also examining plans to carry out a regional exploration program on our extensive land holdings in the Toqui area. Our primary goal is to discover a gold skarn deposit similar to the Aserradero deposit.

During the third quarter metallurgical testing was initiated at El Toqui to examine the feasibility of treating the gold concentrate onsite with the goal of producing dore bars. If successful, this process could provide significant cost savings over third party treatment of the concentrate and provide a more stable cash flow from the mine. In the first nine months of 2005 almost 23,000 ounces of gold were contained in the gold concentrate produced.

LANGLOIS

The Company has decided to develop the Langlois mine in Quebec. Extensive engineering, metallurgical testing, mine re-design work and exploration have been carried out in support of a revised mine plan. Given the existing infrastructure and the work completed to date, which includes shaft infrastructure upgrades, new ore passes and development work, the mine is ready for the drift development work to bring the mine into production. It is expected this work will take 15 months with full commercial production by mid-2007. Current proven and probable mineral reserves at Langlois total 3.2 million tonnes grading 10.8% zinc, 0.82% copper and 52 g/t silver. Assuming an estimated average annual production of 54,000 tonnes of zinc contained in 98,000 tonnes of concentrate Langlois has a seven year mine life. Measured and indicated mineral resources, which include proven and probable mineral reserves total 5.0 million tonnes grading 11.2% zinc, 0.79% copper and 54 g/t silver. The deposit has significant opportunities for increased reserves, especially in zone 97 which remains open at depth and to the east. Additionally, Breakwater intends to commence an extensive surface exploration program around the Langlois mine.

BOUGRINE

Production of zinc in concentrate decreased by 41 percent in the third quarter of 2005 due to planned reductions of both tonnes milled and zinc head grade due to the depletion of the reserves. The lower zinc grade was a result of the mining of lower grade stopes and pillars and the lower grade of the ore purchased from a government owned zinc/lead mining operation. Lead grades increased due to the higher lead grades in both the stopes and pillars, and the purchased ore. During the quarter, a total of 5,878 tonnes of ore was purchased.


BOUGRINE PRODUCTION STATISTICS
---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Ore Milled (tonnes)                              63,201           84,177          216,823          245,997
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (%)                                         8.6             10.3              9.1             10.6
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (%)                                         6.4              2.1              4.8              1.9
---------------------------------------- --------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                  7,938           13,361           29,412           39,772
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                              79.4             82.8             80.6             82.3
---------------------------------------- --------------- ---------------- ---------------- ----------------

---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
         Grade (%)                                 54.0             54.1             54.0             54.1
---------------------------------------- --------------- ---------------- ---------------- ----------------
  Lead (tonnes)                                   5,250            2,037           13,373            5,442
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                              83.6             78.8             83.9             78.6
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (%)                                 64.0             66.5             65.1             65.9
---------------------------------------- --------------- ---------------- ---------------- ----------------
Metal in Concentrates
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                  4,289            7,229           15,889           21,517
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Lead (tonnes)                                  3,361            1,354            8,708            3,584
---------------------------------------- --------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per tonne milled (US$)                         30.30            42.78            37.34            44.59
---------------------------------------- --------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                      0.25             0.37             0.33             0.40
---------------------------------------- --------------- ---------------- ---------------- ----------------

BOUGRINE OUTLOOK

        In accordance with the life-of-mine plan, the Bougrine mine closed permanently on September 10, 2005, due to exhaustion of the known mineral reserves. The Company is presently investigating other uses for the Bougrine infrastructure. Closure of the tailings facility will commence during the fourth quarter.

BOUCHARD-HEBERT

        The Bouchard-Hebert mine closed permanently on February 20, 2005. Reclamation work, consisting of rock removal and covering the tailings disposal area, continued during the quarter. The Company explored the area immediately around the mine, but no economic mineralization was encountered. Based on the results to date, the Company has removed the mobile equipment and some of the underground infrastructure, and has allowed the mine to flood.


BOUCHARD-HEBERT PRODUCTION STATISTICS
---------------------------------------- -------------------------------- ---------------------------------
                                                  THIRD QUARTER                     NINE MONTHS
                                         -------------------------------- ---------------------------------
                                              2005            2004             2005             2004
======================================== =============== ================ ================ ================
Ore Milled (tonnes)                                   -          246,485          118,933          759,643
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (%)                                           -              6.0              5.8              6.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (%)                                         -              0.5              0.5              0.4
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (g/t)                                       -               34               31               30
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (g/t)                                         -              1.1              1.1              1.0
---------------------------------------- --------------- ---------------- ---------------- ----------------
Concentrate Production
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                      -           24,166           11,299           79,600
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                                 -             90.8             91.1             90.7
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (%)                                    -             55.5             55.7             55.3
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                    -            7,044            3,028           18,944
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Recovery (%)                                 -             83.5             86.5             81.8
---------------------------------------- --------------- ---------------- ---------------- ----------------
         Grade (%)                                    -             15.4             15.5             15.3
---------------------------------------- --------------- ---------------- ---------------- ----------------
Metal in Concentrates
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Zinc (tonnes)                                      -           13,403            6,292           44,020
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Copper (tonnes)                                    -            1,086              470            2,890
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Silver (ounces)                                    -          101,626           40,013          244,574
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Gold (ounces)                                      -            5,507            2,644           14,315
---------------------------------------- --------------- ---------------- ---------------- ----------------
Minesite Operating Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per tonne milled (C$)                              -            34.18            30.79            33.38
---------------------------------------- --------------- ---------------- ---------------- ----------------
Production Cash Costs
---------------------------------------- --------------- ---------------- ---------------- ----------------
   Per lb. payable zinc (US$)                         -             0.22             0.27             0.25
---------------------------------------- --------------- ---------------- ---------------- ----------------

BOUCHARD-HEBERT MINE OUTLOOK

        The Company will continue to explore for mineral deposits on the 7,982 hectares of exploration claims surrounding the mining leases. The concentrator building and equipment will be left intact pending any success in discovering economic mineralization in the near term.

Exploration commenced in October 2005 to test targets outside the current mine area. The program, which is to test multiple targets, will continue throughout 2006. (Please see news release issued September 1, 2005)

NANISIVIK MINE

Third quarter reclamation activities exceeded the forecasted costs by $3.1 million. This was attributed to volumes of waste rock and contaminated soils in excess of those identified in the Environmental Site Assessment process.

Major earth moving activities were conducted by a contractor during the quarter as part of the planned reclamation. To date, approximately 1.8 million tonnes of materials have been handled with a further 0.3 million tonnes that will need to be moved prior to completion. The majority of the materials handled consists of shale and sand/gravel for surface covers, as well as waste rock which has been relocated to the open pits and covered. In addition, smaller amounts of contaminated soil and demolition debris have also been removed and placed in the abandoned mine workings.

The end of the reclamation season was marked by a sealift in mid-October which transported the contractor's equipment off-site. At that time only a small amount of reclamation work remained for completion in 2006. Of benefit to the Company is the continuing presence of Wolfden at the Nanisivik site over the coming season and well into 2006. In return for continued access to the Nanisivik site, as well as certain other off-set agreements that were reached with Wolfden, including the transfer of some pieces of redundant equipment to them, the work remaining for 2006 will be carried out at or near no additional cash cost to the Company.

The October sea-lift also conveyed a portion of Nanisivik's mobile equipment and warehouse inventory, valued at $2.0 million, to Montreal for subsequent transfer to other Breakwater sites or sale, as appropriate.

Initially, it was anticipated that the closure and reclamation activities at Nanisivik would take 14 months to complete, with the work being spread over two seasons of seven months each. Due to the late approval from the Nunavut Water Board of the reclamation plan in July 2004, much of the 2004 season was lost. Attempts have been made to make up as much time as possible, but there continues to be some limited work remaining for 2006. The work in 2006 includes removal of the remaining infrastructure, limited maintenance of the cover material consistent with the passage of time, finalization of the placement of some cover materials, removal of contaminated soils from certain targeted areas and the commencement of post-closure monitoring.

CARIBOU MINE

On July 12, 2004, the Company and its wholly-owned subsidiary CanZinco Ltd. signed a revised letter of intent ("LOI") with Forest Gate Resources Ltd. and its wholly-owned subsidiary, Blue Note Metals Inc., regarding the acquisition of the Caribou and Restigouche mines. Under the terms of the LOI, after raising sufficient funds, Blue Note Metals Inc. will acquire the Caribou and Restigouche mines by replacing the reclamation deposits of approximately $5.9 million with the New Brunswick government and issuing to CanZinco a $15 million convertible debenture with a maturity of five years (see July 12, 2005 press release for full details). Blue Note expects to complete their financing by year-end. In the interim, Caribou is maintained on a care and maintenance basis under a contractual management agreement with Bioteq Environmental Technologies Inc. ("Bioteq").


NON-GAAP RECONCILIATIONS

NON-GAAP RECONCILIATION OF CASH PROVIDED FROM OPERATING ACTIVITIES (BEFORE
CHANGES IN NON-CASH WORKING CAPITAL ITEMS) TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------- ------------------------ -----------------------
($ millions)                                                     THIRD QUARTER            NINE MONTHS
----------------------------------------------------------- ------------------------ -----------------------
                                                               2005         2004       2005         2004
=========================================================== =========== ============ ========== ============
Contribution (Loss) from operating activities per
financial statements                                            4.3         10.6       26.4         14.7
----------------------------------------------------------- ----------- ------------ ---------- ------------
Less changes in non-cash working capital                        2.6       (16.0)       10.7         12.3
----------------------------------------------------------- ----------- ------------ ---------- ------------
CASH PROVIDED FROM OPERATING ACTIVITIES (BEFORE CHANGES
IN NON-CASH WORKING CAPITAL ITEMS)                              1.6          5.3       15.7         27.0
----------------------------------------------------------- ----------- ------------ ---------- ------------

Cash Provided from Operating Activities (before changes in non-cash working capital items) is furnished to provide additional information and is a non-GAAP measure. This measure should not be considered in isolation as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not necessarily indicative of cash provided from operating activities as determined under generally accepted accounting principles. This measure is intended to provide investors with information about the cash generating capabilities of the Company's operating activities on a cash basis in a given period. The Company uses this information for the same purpose. Mining operations are capital intensive. These measures exclude financing activities, investing activities and changes in non-cash working capital. These items are discussed throughout the MD&A and the consolidated financial statements.


NON-GAAP RECONCILIATION OF PRODUCTION CASH COSTS PER POUND OF PAYABLE ZINC
TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------- --------------------------- ---------------------------
                                                            THIRD QUARTER                NINE MONTHS
                                                      --------------------------- ---------------------------
                                                          2005          2004          2005          2004
===================================================== ============== ============ ============= =============
By-Product Credit ($ millions)
----------------------------------------------------- -------------- ------------ ------------- -------------
   Gross sales revenue per financial statements           71.9          66.1         255.6         178.8
----------------------------------------------------- -------------- ------------ ------------- -------------
    Less zinc sales revenue on a production basis        (43.8)        (50.5)       (149.4)       (141.3)
----------------------------------------------------- -------------- ------------ ------------- -------------
   Inventory adjustment (all metals)                      (2.9)         19.7         (20.3)         27.1
----------------------------------------------------- ============== ============ ============= =============
                                                          25.2          35.3          85.9          64.5
----------------------------------------------------- ============== ============ ============= =============

----------------------------------------------------- -------------- ------------ ------------- -------------
Treatments Charges ($ millions)
----------------------------------------------------- -------------- ------------ ------------- -------------
   Per financial statements                               23.0          23.2          87.8          61.9
----------------------------------------------------- -------------- ------------ ------------- -------------
   Inventory adjustment (all metals)                      (1.2)          7.1          (6.0)         10.4
----------------------------------------------------- ============== ============ ============= =============
                                                          21.8          30.4          81.7          72.3
----------------------------------------------------- ============== ============ ============= =============

----------------------------------------------------- -------------- ------------ ------------- -------------
Direct Operating Costs ($ millions)
----------------------------------------------------- -------------- ------------ ------------- -------------
   Per financial statements                               33.4          28.1         119.8          73.4
----------------------------------------------------- -------------- ------------ ------------- -------------
   Inventory adjustment (all metals)                      (2.5)         11.3         (17.3)         15.5
----------------------------------------------------- ============== ============ ============= =============
                                                          30.9          39.4         102.5          88.9
----------------------------------------------------- ============== ============ ============= =============

----------------------------------------------------- -------------- ------------ ------------- -------------
Production Cash Costs - Canadian ($ millions)             27.5          34.4          98.3          96.8
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
    Exchange rate US$/C$                                1.2270        1.3074        1.2238        1.3281
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
Production Cash Costs - US ($ millions)                   22.3          26.4          80.3          72.9
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
Payable zinc pounds produced (millions)                   57.2          88.1         207.4         234.3
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
Production Cash Cost Per Pound of Payable Zinc (US$)
----------------------------------------------------- -------------- ------------ ------------- -------------
  By-product credit                                      (0.36)       (0.30)         (0.34)        (0.20)
----------------------------------------------------- -------------- ------------ ------------- -------------
  Treatment and marketing costs                           0.31         0.26           0.32          0.23
----------------------------------------------------- -------------- ------------ ------------- -------------
  Direct operating costs                                  0.44         0.34          0.41          0.28
----------------------------------------------------- ============== ============ ============= =============
Total                                                     0.39         0.30          0.39          0.31
----------------------------------------------------- ============== ============ ============= =============


NON-GAAP RECONCILIATION OF MINESITE OPERATING CASH COSTS PER TONNE MILLED
TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------- --------------------------- ---------------------------
                                                            THIRD QUARTER                NINE MONTHS
                                                      --------------------------- ---------------------------
                                                           2005          2004          2005         2004
----------------------------------------------------- -------------- ------------ ------------- -------------
Direct Operating Costs ($ millions)
----------------------------------------------------- -------------- ------------ ------------- -------------
   Per financial statements                                33.4          28.1         119.8         73.4
----------------------------------------------------- -------------- ------------ ------------- -------------
    Inventory adjustment (all metals)                      (2.5)         11.3         (17.3)        15.5
----------------------------------------------------- ============== ============ ============= =============
Minesite Operating Costs - Canadian ($ millions)           30.9          39.4         102.5         88.9
----------------------------------------------------- ============== ============ ============= =============

----------------------------------------------------- -------------- ------------ ------------- -------------
   Exchange rate US$/C$                                  1.2270        1.3074        1.2351       1.3281
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
Minesite Operating Costs - US ($ millions)                 25.9          29.9          83.1         66.9
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
   Tonnes milled                                            568           804         1,928        2,020
----------------------------------------------------- -------------- ------------ ------------- -------------

----------------------------------------------------- -------------- ------------ ------------- -------------
Minesite Operating Costs Per Tonne Milled (U.S.$)         45.36         37.25         43.44        33.14
----------------------------------------------------- -------------- ------------ ------------- -------------

Production Cash Costs per Pound of Payable Zinc and Minesite Operating Costs per Tonne Milled are furnished to provide additional information and are non-GAAP measures. These measures should not be considered in isolation as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and are not necessarily indicative of operating expenses as determined under generally accepted accounting principles. These measures are intended to provide investors with information about the cash generating capabilities of the Company's mining operations. The Company uses this information for the same purpose. Mining operations are capital intensive. These measures exclude capital expenditures. Capital expenditures are discussed throughout the MD&A and the consolidated financial statements.


SUMMARY OF QUARTERLY RESULTS

--------------------------------- --------- ------------------------------------------ -------------------------------
QUARTERLY RESULTS                   2003                      2004                                  2005
--------------------------------- --------- ------------------------------------------ -------------------------------
                                        Q4        Q1        Q2         Q3          Q4         Q1         Q2        Q3
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Gross Sales Revenue                   51.4      60.2      52.5       66.1        61.5       91.3       92.4      71.9
($ millions)
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Net Earning (Loss)                    (1.4)      2.2       4.4        2.4        (6.3)       4.1        2.4      (1.6)
($ millions)
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
     Per share - basic               $0.00     $0.01     $0.01      $0.01      ($0.02)     $0.01      $0.01     $0.00
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Weighted-average number of
Common Shares outstanding
(millions)                           211.4     343.8     344.5      362.7       353.5      365.7      367.4     369.5
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
     Per share - diluted             $0.00     $0.01     $0.01      $0.00      ($0.02)     $0.01      $0.01     $0.00
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
(US$/C$) realized
     exchange rate                  1.3269    1.3172    1.3596     1.3127      1.2290     1.2274     1.2429    1.2019
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Average realized
     zinc price (US$/t)                859     1,058     1,006        988       1,095      1,256      1,252     1,296
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Average realized
     zinc price (C$/t)               1,140     1,394     1,368      1,297       1,345      1,542      1,556     1,558
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Concentrate tonnes sold             93,519    86,031    76,061     94,957      79,848    108,507    118,022    80,196
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------
Concentrate tonnes produced         89,667    84,590    86,115    111,790     106,241    103,259     88,782    76,014
--------------------------------- --------- --------- --------- ---------- ----------- ---------- ---------- ---------

The quantity of concentrate sold directly affects gross sales revenue. The sale of concentrates can vary from quarter to quarter depending on customer agreements and the timing of shipments. As all sales are based in US dollars, changes in the US$/C$ exchange rate can affect the realized Canadian dollar gross sales revenue.

CHANGES IN ACCOUNTING POLICIES

On January 1, 2005, the Company adopted the Canadian Institute of Chartered Accountants ("CICA") Accounting Guideline No. 15 -"Consolidation of Variable Interest Entities" ("AcG-15") which requires that the Company consolidate a variable interest entity when the Company has a variable interest, or combination of variable interests, that will absorb a majority of the Company's expected losses, receive a majority of the Company's expected residual returns, or both. As at September 30, 2005, the Company had no interests which would qualify as a variable interest entity under AcG-15.

OUTSTANDING SHARE DATA AND FULL DILUTION CALCULATION

For a complete description of certain elements please refer to note 12 of the Company's 2004 annual consolidated financial statements.

------------------------------------------------------------------------------------------------------------
SHARE DATA                                                                           As of November 8, 2005
------------------------------------------------------------------------------------------------------------
Common Shares Issued and Outstanding                                                            370,726,489
------------------------------------------------------------------------------------------------------------
Share Options Outstanding Weighted average exercise price $0.91                                  10,689,667
------------------------------------------------------------------------------------------------------------
Dundee Bancorp Inc., 15,400,705 warrants at $0.20 will expire on March 2, 2007                   30,801,410
and 15,400,705 will expire on May 2, 2007
------------------------------------------------------------------------------------------------------------
Lender Warrants at $0.19 expire March 27, 2006.                                                   1,000,000
------------------------------------------------------------------------------------------------------------
Traded Warrants                                                                                  33,571,429
------------------------------------------------------------------------------------------------------------
FULLY DILUTED                                                                                   446,788,995
------------------------------------------------------------------------------------------------------------

BREAKWATER RESOURCES LTD.
Consolidated Balance Sheets
As at September 30, 2005 and December 31, 2004
(Expressed in thousands of Canadian dollars)
-----------------------------------------------------------------------------------------------------------------------
                                                                                       SEPTEMBER 30,    December 31,
                                                                                           2005             2004
=======================================================================================================================
ASSETS                                                                                 (Unaudited)
CURRENT ASSETS
Cash and cash equivalents                                                              $    24,461      $      12,667
Restricted cash - short-term                                                                 2,934              3,391
Short-term investments (quoted market value - 2005: $443; 2004: $3,886)                        249              2,633
Accounts receivable - concentrate                                                            4,876              6,622
Other receivables                                                                            8,564              6,488
Concentrate inventory                                                                       38,372             56,215
Materials and supplies inventory                                                            21,600             23,863
Prepaid expenses and other current assets                                                    3,607              5,022
-----------------------------------------------------------------------------------------------------------------------
                                                                                           104,663            116,901
DEFERRED FINANCING FEES                                                                        422                  -
RECLAMATION DEPOSITS                                                                         7,833                100
MINERAL PROPERTIES AND FIXED ASSETS                                                        160,160            153,073
LONG-TERM INVESTMENT                                                                         5,615              5,615
PROMISSORY NOTE                                                                             11,785             11,785
-----------------------------------------------------------------------------------------------------------------------
                                                                                       $   290,478      $     287,474
=======================================================================================================================

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities                                               $    28,930      $      35,558
Provisional payments for concentrate inventory shipped and not priced                       17,789             22,962
Short-term debt, including current portion of long-term debt                                15,911                256
Income and mining taxes payable                                                                158                441
Current portion of reclamation, closure cost accruals and other
   environmental obligations                                                                13,946             21,081
-----------------------------------------------------------------------------------------------------------------------
                                                                                            76,734             80,298
DEFERRED INCOME                                                                              1,805              1,848
ROYALTY OBLIGATION                                                                          11,979             11,696
LONG-TERM DEBT                                                                               4,854              1,424
RECLAMATION, CLOSURE COST ACCRUALS AND OTHER ENVIRONMENTAL OBLIGATIONS                      40,922             42,673
EMPLOYEE FUTURE BENEFITS                                                                     6,002              6,446
FUTURE TAX LIABILITIES                                                                       1,776              1,681
-----------------------------------------------------------------------------------------------------------------------
                                                                                           144,072            146,066
-----------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Capital stock                                                                              329,590            326,403
Warrants                                                                                     8,561              8,561
Contributed surplus                                                                          3,208              3,120
Deficit                                                                                   (182,739)          (187,667)
Cumulative translation adjustments                                                         (12,214)            (9,009)
-----------------------------------------------------------------------------------------------------------------------
                                                                                           146,406            141,408
-----------------------------------------------------------------------------------------------------------------------
                                                                                       $   290,478      $     287,474
=======================================================================================================================


BREAKWATER RESOURCES LTD.
Consolidated Statements of Operations and Deficit

For the Periods Ended September 30, 2005 and 2004
(Expressed in thousands of Canadian dollars except share and per share amounts)
(Unaudited)
----------------------------------------------------------------------------------------------------------------------------
                                                               THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                      SEPTEMBER 30,
                                                            2005              2004              2005             2004
============================================================================================================================
Gross sales revenue                                    $       71,933   $        66,109   $       255,615  $       178,755
Treatment and marketing costs                                  23,022            23,221            87,756           61,896
----------------------------------------------------------------------------------------------------------------------------
Net revenue                                                    48,911            42,888           167,859          116,859
----------------------------------------------------------------------------------------------------------------------------

OPERATING COSTS
Direct operating costs                                         33,358            28,070           119,777           73,415
Depreciation and depletion                                      5,113             6,956            18,700           18,312
Reclamation and closure costs                                   7,095             1,214            11,502            3,274
----------------------------------------------------------------------------------------------------------------------------
                                                               45,566            36,240           149,979           95,001
----------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION FROM MINING ACTIVITIES                             3,345             6,648            17,880           21,858
----------------------------------------------------------------------------------------------------------------------------
OTHER EXPENSES (INCOME)
General and administrative                                      1,913             2,308             5,917            6,896
Stock-based compensation                                          205              (236)              650              612
Interest and financing                                            291                74               795              260
Investment and other income                                      (835)             (168)           (2,743)            (546)
Loss on gold loan                                                  863                -                863               -
Foreign exchange (gain) loss on U.S. dollar
denominated debt                                                 (322)                -              (535)             431
Foreign exchange loss, other                                      307               862               401            1,362
----------------------------------------------------------------------------------------------------------------------------
                                                                2,422             2,840             5,348            9,015
----------------------------------------------------------------------------------------------------------------------------
EARNINGS BEFORE THE FOLLOWING:                                    923             3,808            12,532           12,843
----------------------------------------------------------------------------------------------------------------------------

Exploration costs                                                 272                 -               272                -
Write-down of mineral properties and fixed assets                 692                 -               692                -
Other non-producing property costs                              1,807             1,091             7,286            3,553
Income and mining taxes (recovery)                               (269)              331              (646)             329
----------------------------------------------------------------------------------------------------------------------------
                                                                2,502             1,422             7,604            3,882
----------------------------------------------------------------------------------------------------------------------------
NET (LOSS) EARNINGS                                            (1,579)            2,386             4,928            8,961
DEFICIT - BEGINNING OF PERIOD                                (181,160)         (183,716)         (187,667)        (190,291)
============================================================================================================================
DEFICIT - END OF PERIOD                                $     (182,739)  $      (181,330)  $      (182,739) $      (181,330)
============================================================================================================================

BASIC (LOSS) EARNINGS PER SHARE                        $        (0.00)  $          0.01   $          0.01  $          0.03
============================================================================================================================
DILUTED EARNINGS PER COMMON SHARE                      $        (0.00)  $          0.01   $          0.01  $          0.02
============================================================================================================================
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING      369,513,000       362,680,000       367,535,000      350,331,000
============================================================================================================================


BREAKWATER RESOURCES LTD.
Consolidated Statements of Cash Flows
For the Periods Ended September 30, 2005 and 2004
(Expressed in thousands of Canadian dollars)
(Unaudited)
----------------------------------------------------------------------------------------------------------------------------
                                                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                           SEPTEMBER 30,                SEPTEMBER 30,
                                                                        2005          2004           2005          2004
============================================================================================================================
CASH (USED FOR) PROVIDED FROM
OPERATING ACTIVITIES
Net (loss) earnings                                                  $    (1,579)  $     2,386    $     4,928   $     8,961

Non-cash items:
     Depreciation and depletion                                            5,113         6,956         18,700        18,312
     Gain on sale of investment                                                -             -           (851)            -
     Write-down of mineral properties and fixed assets                       692             -            692             -
     Unrealized loss of gold loan                                            863             -            863             -
     Foreign exchange gain on US dollar denominated loans                   (322)            -           (535)            -
     Other non-cash items                                                   (307)          (26)            11            85
     Stock-based compensation                                                205          (236)           650           612
     Future income taxes                                                     (41)          977             95         2,249
     Reclamation and closure cost accruals and other
         environmental obligations                                         7,095         1,214         11,502         3,274
     Employee future benefits                                                421            84          1,263            84
----------------------------------------------------------------------------------------------------------------------------
    TOTAL NON-CASH ITEMS                                                  13,719         8,969         32,390        24,616

Payment of reclamation, closure costs and other
    environmental obligations                                             (9,922)       (5,678)       (19,924)       (6,173)
Payment of employee future benefits                                         (582)         (381)        (1,707)         (381)
Changes in non-cash working capital items                                  2,649       (15,946)        10,712       (12,343)
----------------------------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    4,285       (10,650)        26,399        14,680
============================================================================================================================

FINANCING ACTIVITIES
    Decrease in restricted cash - short-term                               3,383             -            457           355
    Issue of common shares for cash                                        1,419            74          2,625        34,223
    Issue of warrants for cash                                                 -             -              -         3,270
    Financing fees                                                          (458)            -           (458)            -
    Increase (decrease) in short-term debt                                12,161            29         14,005        (9,690)
    Increase (decrease) in long-term debt                                      -             4          4,757       (14,103)
----------------------------------------------------------------------------------------------------------------------------
    NET CASH PROVIDED BY FINANCING ACTIVITIES                             16,505           107         21,386        14,055
----------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
    Reclamation deposits                                                    (288)            -         (7,733)            -
    Acquisition of Boliden Westmin (Canada) Limited,
        net of cash acquired                                                   -          (886)             -          (886)
    Mineral properties and fixed assets                                   (8,749)       (5,694)       (28,358)      (17,194)
    Proceeds from sale of fixed assets                                        54            44            100           202
----------------------------------------------------------------------------------------------------------------------------
    NET CASH USED IN INVESTING ACTIVITIES                                 (8,983)       (6,536)       (35,991)      (17,878)
----------------------------------------------------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH                                               11,807       (17,079)        11,794        10,857
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                           12,654        33,969         12,667         6,033
----------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF PERIOD                            $    24,461   $    16,890    $    24,461   $    16,890
============================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
     Interest                                                        $        41   $        47    $       129   $       250
     Income and mining taxes                                         $        50   $        37    $       452   $       334

OTHER INFORMATION

Additional information regarding the Company is included in the Company's Annual Information Form filed with the Canadian securities regulators and the 40-F filed with United States Securities and Exchange Commission, a copy of which is posted on the SEDAR website at www.sedar.com.

                  CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements included in this news release are forward-looking statements, which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. They include estimates and statements that describe the Company's future plans, objectives and goals, including words to the effect that the Company or management expects a stated condition or result to occur. When used herein, words such as "forecasted", "believe", "planned", "expected", "anticipated", "attempts", and other similar expressions are intended to identify forward-looking statements. In particular, statements relating to estimated future metal prices, cash flows, expenses, capital costs, ore production, mine life, financing, construction and commissioning are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties and subject to other factors, many of which are beyond our control, that may cause the actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others, asset impairment, metal price volatility, fluctuations in foreign exchange rates, economic and political events affecting metal supply and demand, fluctuations in ore grade or ore tonnes milled, geological, operating and environmental risks, problems during the development, construction and start-up phases of an underground mine and inadequacy of environmental insurance. For a more comprehensive review of risk factors, please refer to the Company's most recent annual report under "Management's Discussion and Analysis of Financial Results" and Form 40-F under "Risk Factors" on file with the Canadian provincial securities regulatory authorities and the U.S. Securities and Exchange Commission filed on SEDAR at www.sedar.com. The Company disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, events or otherwise. Readers are cautioned not to put undue reliance on these forward-looking statements.

For further information please contact:

George E. Pirie                                 Richard Godfrey
President and Chief Executive Officer           Vice President, Finance
(416) 363-4798 Ext. 231                         And Chief Financial Officer
                                                (416) 363-4798 Ext. 276